UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 11, 2012

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2012, Mr. Jingyuan Gao was appointed to fill the vacancy on the Board of Directors of QKL Stores, Inc. (the “Company”), created by the resignation of Mr. Zhiguo Jin on April 20, 2012, until his respective successor is duly qualified and elected to succeed him at the Company’s next annual meeting or such earlier date of his resignation or removal. The Company has determined that Mr. Gao qualifies as independent director as such term is defined by Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”) and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Gao will serve on each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and will be the chair of the Nominating and Corporate Governance Committee.

In connection with his appointment to the Board of Directors, the Company entered into a director agreement with Mr. Gao (the “Agreement”). The Agreement provides that Mr. Gao will receive an annual fee of $15,000 during the term of the Agreement. The term of the Agreement is three years. A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Mr. Gao, age 44, has served as the Chairman of CCSM Consulting Co., Ltd., the Chief Editor of Retail World, the Deputy Secretary-General of China Commercial Culture Research Committee, and has been a consultant to Beijing City University Academic Committee, since 2006. From 2001 through 2006, Mr. Gao served as the Assistant Managing Editor of Famous Brand Times, which is affiliated with the Economic Daily Press Group, and the Chief Editor of Supermarket Weekly. From 1992 through 2001, Mr. Gao served as the editor of China Business Herald. Mr. Gao received a master’s degree from Beijing Industry and Commerce University, China, and a bachelor’s degree from Shanxi University of Finance and Economics, China.

Mr. Gao has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Gao had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description
10.1	Independent Director Agreement by and between the Company and Jingyuan Gao, dated October 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:/s/ Tsz-Kit Chan
Name: Tsz-Kit Chan
Title: Chief Financial Officer

Date: October 11, 2012

Exhibit Index

Exhibit No.	Description
10.1	Independent Director Agreement by and between the Company and Jingyuan Gao, dated October 11, 2012